   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON DECEMBER 18, 1998
                                                 REGISTRATION NO. 333-__________
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------

                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                             ---------------------

                          HARRAH'S ENTERTAINMENT, INC.
             (Exact name of Registrant as specified in its charter)

             DELAWARE                               7993                              62-1411755
  (State or other jurisdiction of       (Primary Standard Industrial               (I.R.S. Employer
  incorporation or organization)         Classification Code Number)              Identification No.)

                                1023 CHERRY ROAD
                            MEMPHIS, TENNESSEE 38117
                                 (901) 762-8600
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                        HARRAH'S OPERATING COMPANY, INC.
        (Exact name of Registrant as specified in governing instruments)

             DELAWARE                               7993                              75-1941623
  (State or other jurisdiction of       (Primary Standard Industrial               (I.R.S. Employer
  incorporation or organization)         Classification Code Number)              Identification No.)

                                1023 CHERRY ROAD
                            MEMPHIS, TENNESSEE 38117
                                 (901) 762-8600
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                                        COPY TO:
                                                                           Edward Sonnenschein, Jr., Esq.
                 E.O. Robinson, Jr., Esq.                                      David M. Hernand, Esq.
                      General Counsel                                             Latham & Watkins
               Harrah's Entertainment, Inc.                               633 West Fifth Street, Suite 4000
                     1023 Cherry Road                                    Los Angeles, California 90071-2007
                 Memphis, Tennessee 38117                                          (213) 485-1234
                      (901) 762-8600

                           --------------------------

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after this Registration Statement becomes effective as determined by market conditions and other factors.
                           --------------------------

    If any of the securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. / /

    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. /X/

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /
                           --------------------------

                        CALCULATION OF REGISTRATION FEE

                                                                                                PROPOSED MAXIMUM
                                   TITLE OF EACH CLASS OF                                      AGGREGATE OFFERING
                                 SECURITIES TO BE REGISTERED                                        PRICE(1)
Debt securities of Harrah's Operating Company, Inc. ("HOC")..................................
Guarantees by Harrah's Entertainment, Inc. of the debt securities of HOC (2).................
      Total..................................................................................     $750,000,000


                                   TITLE OF EACH CLASS OF                                          AMOUNT OF
                                 SECURITIES TO BE REGISTERED                                    REGISTRATION FEE
Debt securities of Harrah's Operating Company, Inc. ("HOC")..................................
Guarantees by Harrah's Entertainment, Inc. of the debt securities of HOC (2).................
      Total..................................................................................     $208,500(3)

(1) Or, if any debt securities are issued at an original issue discount, such greater principal amount as shall result in an aggregate offering price equal to $750,000,000.

(2) Pursuant to Rule 457(n) under the Securities Act of 1933, no separate fee is payable for the Guarantees.

(3) The registration fee has been calculated in accordance with Rule 457(o) under the Securities Act of 1933, as amended.
                       ----------------------------------

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                 SUBJECT TO COMPLETION, DATED DECEMBER 18, 1998

    The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                        HARRAH'S OPERATING COMPANY, INC.
                                DEBT SECURITIES
       PAYMENT OF PRINCIPAL, INTEREST AND PREMIUM, IF ANY, GUARANTEED BY
                          HARRAH'S ENTERTAINMENT, INC.

    Harrah's Operating Company, Inc. may from time to time sell up to $750,000,000 aggregate initial offering price of debt securities, consisting of debentures, notes or other types of debt. Harrah's Entertainment, Inc. will guarantee the payment of all obligations of Harrah's Operating Company, Inc. under any of these debt securities. Harrah's Operating and Harrah's Entertainment will provide specific terms of the debt securities and related guarantee in supplements to this prospectus. You should read this prospectus and any supplement carefully before you invest.

                            ------------------------

    THE SECURITIES AND EXCHANGE COMMISSION, STATE SECURITIES REGULATORS AND GAMING REGULATORY AUTHORITIES HAVE NOT APPROVED OR DISAPPROVED THESE SECURITIES, OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                            ------------------------

            The date of this prospectus is ___________________, 1998

    YOU SHOULD NOT ASSUME THAT THE INFORMATION IN THIS PROSPECTUS AND THE ACCOMPANYING PROSPECTUS SUPPLEMENT IS ACCURATE AS OF ANY DATE OTHER THAN THE DATE ON THE FRONT OF THOSE DOCUMENTS REGARDLESS OF THE TIME OF DELIVERY OF THIS PROSPECTUS OR THE ACCOMPANYING PROSPECTUS SUPPLEMENT OR A SALE OF THE DEBT SECURITIES. YOU SHOULD RELY ONLY ON THE INFORMATION INCORPORATED BY REFERENCE OR PROVIDED IN THIS PROSPECTUS OR THE ACCOMPANYING PROSPECTUS SUPPLEMENT. WE HAVE NOT AUTHORIZED ANYONE ELSE TO PROVIDE YOU WITH DIFFERENT INFORMATION. WE ARE OFFERING THE DEBT SECURITIES AND SEEKING OFFERS TO BUY THE DEBT SECURITIES ONLY IN JURISDICTIONS WHERE OFFERS AND SALES ARE PERMITTED.

                            ------------------------

                               TABLE OF CONTENTS

                                                                                            PAGE
                                                                                            -----
About this Prospectus..................................................................           2
Where You Can Find More Information....................................................           3
Disclosure Regarding Forward-Looking Statements........................................           4
The Company............................................................................           5
Ratio of Earnings to Fixed Charges.....................................................           5
Use of Proceeds........................................................................           6
Description of the Debt Securities.....................................................           6
Plan of Distribution...................................................................          16
Legal Matters..........................................................................          17
Experts................................................................................          17

                             ABOUT THIS PROSPECTUS

    IN THIS PROSPECTUS, THE WORDS "COMPANY," "HARRAH'S," "WE," "OUR," "OURS," AND "US" REFER TO HARRAH'S ENTERTAINMENT, INC., A DELAWARE CORPORATION ("HARRAH'S ENTERTAINMENT"), AND ITS WHOLLY OWNED SUBSIDIARY, HARRAH'S OPERATING COMPANY, INC., A DELAWARE CORPORATION ("HARRAH'S OPERATING"), UNLESS OTHERWISE STATED OR THE CONTEXT OTHERWISE REQUIRES.

    This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the "Commission") utilizing a "shelf" registration process. Under this shelf registration process, we may sell any combination of the debt securities (and related guarantees) described in this prospectus in one or more offerings up to a total dollar amount of $750,000,000. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described under the next heading "Where You Can Find More Information."

                      WHERE YOU CAN FIND MORE INFORMATION

    We file annual, quarterly and special reports, proxy statements and other information with the Commission. You may read and copy any document we file at the Commission's public reference rooms in Washington, D.C., New York, New York and Chicago, Illinois. Please call the Commission at 1-800-SEC-0330 (1-800-732-0330) for further information on the public reference rooms. You can also obtain copies of these materials from the public reference section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Commission also maintains a web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission (http://www.sec.gov). You also may read and copy reports and other information we file at the office of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005.

    We have filed a registration statement and related exhibits with the Commission under the Securities Act of 1933, as amended (the "Securities Act"). The registration statement contains additional information about us and the debt securities. You may inspect the registration statement and its exhibits without charge at the office of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and you may obtain copies from the Commission at prescribed rates.

    The Commission allows us to "incorporate by reference" the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the Commission will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings made with the Commission under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended ("the Exchange Act"):

    - Annual Report on Form 10-K for the year ended December 31, 1997;

    - Quarterly Reports on Form 10-Q for the quarters ended March 31, 1998, June 30, 1998 and September 30, 1998;

    - Proxy Statement on Schedule 14A dated October 15, 1998; and

    - Current Reports on Form 8-K dated June 1, 1998, August 9, 1998, September 4, 1998, October 21, 1998 and December 4, 1998 and on Form 8-K/A dated June 1, 1998.

    You may request a free copy of these filings by writing or telephoning us at the following address:

                         Attention: Corporate Secretary
                          Harrah's Entertainment, Inc.
                                1023 Cherry Road
                            Memphis, Tennessee 38117
                                 (901) 762-8600

                DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

    This prospectus includes forward-looking statements. Although we believe that our plans, intentions and expectations reflected in or suggested by such forward-looking statements are reasonable, we can give no assurance that such plans, intentions or expectations will be achieved. These forward-looking statements are subject to risks, uncertainties and assumptions about us, including those discussed elsewhere in the documents that are incorporated by reference into this prospectus and the following, any of which could affect our future results and could cause results to differ materially from those expressed in such forward-looking statements:

    - the effect of economic, credit and capital market conditions;

    - our construction and development activities;

    - the ability of Harrah's and Rio Hotel & Casino, Inc. to complete their merger and successfully integrate their operations;

    - the impact of competition;

    - changes in laws or regulations, third party relations and approvals, decisions of courts, regulators and governmental bodies; and

    - changes in customer demand.

                                  THE COMPANY

    We are one of the leading casino entertainment companies in the United States, operating in more markets than any other casino company and offering a Harrah's casino experience within a three-hour drive of one-third of the U.S. population. Our U.S. operations currently include eight land-based casinos, seven riverboat or dockside casinos, and three casinos on Indian reservations. We also own a partial interest in and manage a land-based casino in Sydney, Australia and own a non-controlling interest in and will manage the only land-based casino in New Orleans, Louisiana upon its anticipated completion in late October 1999. In addition, completion of our pending merger with Rio Hotel & Casino, Inc. (expected to close on January 1, 1999) will add a profitable, premier Las Vegas destination resort with a unique level of service, strong brand name, and distinct customer base to our existing national distribution of casino offerings. Harrah's Entertainment is a holding company, the principal asset of which is the capital stock of Harrah's Operating. Harrah's Operating directly owns certain of the assets and directly and indirectly owns the stock of certain subsidiaries which operate our business.

    Our principal executive offices are located at 1023 Cherry Road, Memphis, Tennessee 38117, and our telephone number is (901) 762-8600.

                       RATIO OF EARNINGS TO FIXED CHARGES

    Our consolidated ratios of earnings to fixed charges for the periods indicated were as follows (unaudited):

                                        YEAR ENDED DECEMBER 31,
   NINE MONTHS ENDED     -----------------------------------------------------
  SEPTEMBER 30, 1998       1997       1996       1995       1994       1993
-----------------------  ---------  ---------  ---------  ---------  ---------
         2.8x                 2.8x       2.8x       1.3x       2.0x       2.6x

For purposes of computing this ratio, "earnings" consist of:

    - income before income taxes, plus

    - fixed charges (excluding capitalized interest) and

    - minority interests (relating to subsidiaries whose fixed charges are included in the computation), less

    - equity in undistributed earnings of less than 50% owned investments.

"Fixed charges" include:

    - interest (whether expensed or capitalized),

    - amortization of debt expense,

    - discount or premium related to indebtedness, and

    - the portion of rental expense that we deem to be representative of interest.

    As required by the rules which govern the computation of this ratio, both earnings and fixed charges are adjusted where appropriate to include the financial results for the Company's nonconsolidated majority-owned subsidiaries. Accordingly, the 1994 and 1995 periods have been adjusted to include the financial results and fixed charges of Harrah's Jazz Company. For the nine months ended September 30, 1998, the computation of the ratio has been adjusted to include the financial results and fixed charges of Showboat Marina Casino Partnership.

                                USE OF PROCEEDS

    We intend to use the net proceeds from the sale of any series of the debt securities for general corporate purposes or other purposes specified in the applicable prospectus supplement. Such general corporate purposes may include acquisitions, capital expenditures and working capital requirements, as well as the repayment, redemption or repurchase of outstanding indebtedness. We will describe in the prospectus supplement any indebtedness we intend to refinance with the net proceeds received from the sale of any series of debt securities.

                       DESCRIPTION OF THE DEBT SECURITIES

    This prospectus describes the general terms and provisions of our debt securities. When we offer to sell a particular series of debt securities, we will describe the specific terms of the series in a supplement to this prospectus. We also will indicate in the supplement whether the general terms and provisions described in this prospectus apply to a particular series of debt securities.

    The debt securities will be issued under an indenture between Harrah's Operating, as obligor, Harrah's Entertainment, as guarantor, and IBJ Schroder Bank & Trust Company, as trustee. We have summarized select portions of the indenture below. The summary is not complete. The indenture is attached as an exhibit to the registration statement and is incorporated by reference into this prospectus. You should read the indenture for provisions that may be important to you. The indenture is subject to and also includes terms incorporated from the Trust Indenture Act of 1939, as amended. Capitalized terms used and not otherwise defined in this summary have the meaning specified in the indenture.

GENERAL

    The terms of each series of debt securities will be established from time to time by or pursuant to a resolution of the Board of Directors of Harrah's Operating or by a supplemental indenture. The particular terms of each series of debt securities will be described in a prospectus supplement relating to such series (including any pricing supplement). Unless otherwise provided in a supplemental indenture, Harrah's Operating will be able to issue additional debt securities of a particular series from time to time without obtaining the consent of holders of previously issued debt securities of the same series.

    There may be more than one trustee with respect to one or more series of debt securities. Any trustee under the indenture may resign or be removed with respect to one or more series of debt securities, and a successor trustee may be appointed to act with respect to such series. In the event that two or more persons are acting as trustees with respect to different series of debt securities, each such trustee shall be a trustee of a trust under the indenture separate and apart from the trust administered by any other trustee thereunder, and, except as otherwise indicated herein, any action described herein to be taken by the trustee may be taken by each such trustee with respect to, and only with respect to, the one or more series of debt securities for which it is trustee under the indenture.

    Harrah's Operating can issue an unlimited amount of debt securities under the indenture that may be in one or more series with the same or various maturities, at par, at a premium, or at a discount. We will set forth in a prospectus supplement (including any pricing supplement) relating to any series of debt securities being offered, the aggregate principal amount and the following terms of the debt securities:

    - the title of the debt securities;

    - any limit on the aggregate principal amount of the debt securities;

    - the price or prices (expressed as a percentage of the aggregate principal amount) at which we will sell the debt securities;

    - the date or dates on which Harrah's Operating will pay the principal on the debt securities (or the method by which such date or dates will be determined);

    - the rate or rates (which may be fixed or variable) per annum or the method used to determine the rate or rates (including any commodity, commodity index, stock exchange index or financial index) at which the debt securities will bear interest, the date or dates from which the interest will accrue, and the circumstances, if any, in which Harrah's Operating may defer interest payments, the dates on which the interest shall be payable and the record date for the interest payable on any interest payment date;

    - the place or places where principal, premium and interest on the debt securities will be payable (or the method of such payment) and the debt securities may be surrendered for transfer or exchange;

    - any obligation of Harrah's Operating to redeem or purchase the debt securities pursuant to any sinking fund or analogous provisions or at the option of a holder of debt securities;

    - the terms and conditions upon which Harrah's Operating may redeem the debt securities;

    - the denominations in which the debt securities will be issued, if other than denominations of $1,000 and any integral multiple thereof;

    - whether the debt securities will be issued at a discount;

    - the portion of principal amount of the debt securities payable upon declaration of acceleration of the maturity date, if other than the principal amount;

    - any provisions for the defeasance or discharge of certain obligations with respect to the debt securities, which may add to, substitute for or modify (or any combination of the foregoing) the provisions of the indenture;

    - whether the debt securities will be in registered or bearer form;

    - the designation of the currency, currencies or currency units in which payments of principal, premium and interest on the debt securities will be made;

    - the currency of denomination of the debt securities;

    - if payments of principal, premium or interest on the debt securities will be made in one or more currencies or currency units other than that or those in which the debt securities are denominated, the manner in which the exchange rate with respect to these payments will be determined;

    - the manner in which the amounts of payment of principal, premium or interest on the debt securities will be determined, if these amounts may be determined by reference to an index based on a currency or currencies other than that in which the debt securities are denominated or designated to be payable or by reference to a commodity, commodity index, stock exchange index or financial index;

    - any addition to or change in the Events of Default described in this prospectus or in the indenture with respect to the debt securities and any change in the acceleration provisions described in this prospectus or in the indenture with respect to the debt securities;

    - any depositaries, interest rate calculation agents, exchange rate calculation agents or other agents with respect to the debt securities;

    - whether the debt securities will be issued in the form of certificated debt securities or global debt securities and whether such global debt securities will be issuable in temporary or permanent global form;

    - any terms on which the debt securities (and related guarantees) will be subordinate to other debt of Harrah's Operating or Harrah's Entertainment, as the case may be;

    - any provisions relating to any security provided for the debt securities;

    - any listing of the debt securities on a securities exchange;

    - any addition to or change in the covenants described in this prospectus or in the indenture with respect to the debt securities; and

    - any other terms of the debt securities, which may modify or delete any provision of the indenture as it applies to that series.

    Harrah's Operating may issue debt securities that provide for an amount less than their stated principal amount to be due and payable upon declaration of acceleration of their maturity pursuant to the terms of the indenture. We will provide you with information on the federal income tax considerations and other special considerations applicable to any of these debt securities in the applicable prospectus supplement.

    If we denominate the purchase price of any of the debt securities in a foreign currency or currencies or a foreign currency unit or units, or if the principal of and any premium and interest on any series of debt securities is payable in a foreign currency or currencies or a foreign currency unit or units, we will provide you with information on the restrictions, elections, general tax considerations, specific terms and other information with respect to that issue of debt securities and such foreign currency or currencies or foreign currency unit or units in the applicable prospectus supplement. In addition, special United States federal tax considerations or other restrictions or terms applicable to any debt securities issuable in bearer form or offered exclusively to foreigners will be set forth in the applicable prospectus supplement.

GUARANTEE OF THE DEBT SECURITIES

    Harrah's Entertainment irrevocably and unconditionally will guarantee the payment of all obligations of Harrah's Operating under the debt securities. If Harrah's Operating defaults in the payment of the principal of, premium, if any, or interest on the debt securities when and as the same shall become due, whether upon maturity, acceleration, call for redemption or otherwise, without the necessity of action by the trustee or any holder of the debt securities, Harrah's Entertainment shall be required promptly and fully to make such payment. The indenture releases Harrah's Entertainment as guarantor of the debt securities in certain circumstances, including circumstances in which:

    - Harrah's Operating ceases to be a wholly owned subsidiary of Harrah's Entertainment, or

    - Harrah's Operating transfers all or substantially all of its assets to, or merges with, another entity in a transaction governed by the "Merger, Consolidation or Sale of Assets" covenant in the indenture, and (x) such transferee entity assumes Harrah's Operating's obligations under the indenture and (y) such transfer or merger otherwise complies with the requirements of such covenant.

    Harrah's Entertainment conducts substantially all of its business through Harrah's Operating and subsidiaries of Harrah's Operating and does not own any material assets other than all of the capital stock of Harrah's Operating. As such, Harrah's Entertainment is dependent on the receipt of dividends or other payments from Harrah's Operating to make payments on the guarantee of the debt securities. Harrah's Entertainment's obligations under the guarantee with respect to any particular series of debt securities are as a secondary obligor, and such obligations will be subordinated to all present and future senior indebtedness of Harrah's Entertainment on the same basis as debt securities of that series are subordinated to senior indebtedness of Harrah's Operating.

TRANSFER AND EXCHANGE

    Each debt security will be represented by one or more global securities registered in the name of The Depository Trust Company, as Depositary (the "Depositary"), or a nominee (we will refer to any debt security represented by a global debt security as a "book-entry debt security"), or a certificate issued in definitive registered form (we will refer to any debt security represented by a certificated security as a "certificated debt security") as set forth in the applicable prospectus supplement. Except as set forth under the heading "Global Debt Securities and Book-Entry System" below, book-entry debt securities will not be issuable in certificated form.

    CERTIFICATED DEBT SECURITIES. You may transfer or exchange certificated debt securities at any office we maintain for this purpose in accordance with the terms of the indenture. No service charge will be made for any transfer or exchange of certificated debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with a transfer or exchange.

    You may effect the transfer of certificated debt securities and the right to receive the principal of, premium and interest on certificated debt securities only by surrendering the certificate representing those certificated debt securities and either reissuance by Harrah's Operating or the trustee of the certificate to the new holder or the issuance by Harrah's Operating or the trustee of a new certificate to the new holder.

    GLOBAL DEBT SECURITIES AND BOOK-ENTRY SYSTEM. Each global debt security representing book-entry debt securities will be deposited with, or on behalf of, the Depositary, and registered in the name of the Depositary or a nominee of the Depositary.

    The Depositary has indicated it intends to follow the following procedures with respect to book-entry debt securities.

    Ownership of beneficial interests in book-entry debt securities will be limited to persons that have accounts with the Depositary for the related global debt security ("participants") or persons that may hold interests through participants. Upon the issuance of a global debt security, the Depositary will credit, on its book-entry registration and transfer system, the participants' accounts with the respective principal amounts of the book-entry debt securities represented by such global debt security beneficially owned by such participants. The accounts to be credited will be designated by any dealers, underwriters or agents participating in the distribution of the book-entry debt securities. Ownership of book-entry debt securities will be shown on, and the transfer of such ownership interests will be effected only through, records maintained by the Depositary for the related global debt security (with respect to interests of participants) and on the records of participants (with respect to interests of persons holding through participants). The laws of some states may require that certain purchasers of securities take physical delivery of such securities in definitive form. These laws may impair the ability to own, transfer or pledge beneficial interests in book-entry debt securities.

    So long as the Depositary for a global debt security, or its nominee, is the registered owner of that global debt security, the Depositary or its nominee, as the case may be, will be considered the sole owner or holder of the book-entry debt securities represented by such global debt security for all purposes under the indenture. Except as described below, beneficial owners of book-entry debt securities will not be entitled to have securities registered in their names, will not receive or be entitled to receive physical delivery of a certificate in definitive form representing securities and will not be considered the owners or holders of those securities under the indenture. Accordingly, each person beneficially owning book-entry debt securities must rely on the procedures of the Depositary for the related global debt security and, if such person is not a participant, on the procedures of the participant through which such person owns its interest, to exercise any rights of a holder under the indenture.

    We understand, however, that under existing industry practice, the Depositary will authorize the persons on whose behalf it holds a global debt security to exercise certain rights of holders of debt securities, and the indenture provides that Harrah's Operating, the trustee and our respective agents will treat as the holder of a debt security the persons specified in a written statement of the Depositary with respect to that global debt security for purposes of obtaining any consents or directions required to be given by holders of the debt securities pursuant to the indenture.

    Harrah's Operating will make payments of principal of, and premium and interest on book-entry debt securities to the Depositary or its nominee, as the case may be, as the registered holder of the related global debt security. None of Harrah's Operating, Harrah's Entertainment, the trustee or any other agent of ours or agent of the trustee will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a global debt security or for maintaining, supervising or reviewing any records relating to beneficial ownership interests.

    We expect that the Depositary, upon receipt of any payment of principal of, premium or interest on a global debt security, will immediately credit participants' accounts with payments in amounts proportionate to the respective amounts of book-entry debt securities held by each participant as shown on the records of such Depositary. We also expect that payments by participants to owners of beneficial interests in book-entry debt securities held through those participants will be governed by standing customer instructions and customary practices, as is now the case with the securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of those participants.

    Harrah's Operating will issue certificated debt securities in exchange for each global debt security if the Depositary is at any time unwilling or unable to continue as Depositary or ceases to be a clearing agency registered under the Exchange Act, and a successor Depositary registered as a clearing agency under the Exchange Act is not appointed by us within 90 days. In addition, Harrah's Operating may at any time and in its sole discretion determine not to have the book-entry debt securities of any series represented by one or more global debt securities and, in that event, will issue certificated debt securities in exchange for the global debt securities of that series. Global debt securities will also be exchangeable by the holders for certificated debt securities if an Event of Default with respect to the book-entry debt securities represented by those global debt securities has occurred and is continuing. Any certificated debt securities issued in exchange for a global debt security will be registered in such name or names as the Depositary shall instruct the trustee. We expect that such instructions will be based upon directions received by the Depositary from participants with respect to ownership of book-entry debt securities relating to such global debt security.

    We have obtained the foregoing information concerning the Depositary and the Depositary's book-entry system from sources we believe to be reliable, but we take no responsibility for the accuracy of this information.

NO PROTECTION IN THE EVENT OF A CHANGE OF CONTROL

    Unless we state otherwise in the applicable prospectus supplement, the debt securities will not contain any provisions which may afford holders of the debt securities protection in the event either Harrah's Operating or Harrah's Entertainment has a change of control or in the event of a highly leveraged transaction (whether or not such transaction results in a change in control) which could adversely affect holders of debt securities.

COVENANTS

    We will set forth in the applicable prospectus supplement any restrictive covenants applicable to any issue of debt securities.

MERGER, CONSOLIDATION OR SALE OF ASSETS

    Neither Harrah's Operating nor Harrah's Entertainment may consolidate with or merge with or into, or convey, transfer or lease all or substantially all of its properties and assets to another corporation, person or entity unless:

    - (i) in the case of a merger or consolidation, Harrah's Operating or Harrah's Entertainment, as the case may be, is the surviving person, or
      (ii) the successor or transferee is a corporation organized under the laws of any U.S. domestic jurisdiction and expressly assumes, by supplemental indenture, our obligations under the debt securities and the indenture; and

    - immediately after giving effect to the transaction, no default or Event of Default shall exist under the indenture.

EVENTS OF DEFAULT

    "Event of Default" means with respect to any series of debt securities, any of the following:

    - failure to pay principal of any debt security of that series when due and payable at maturity, upon redemption or otherwise or failure to deposit a sinking fund payment when and as due in respect of any debt security of that series;

    - failure to pay any interest on any debt security of that series when due, and such default continues for 30 days;

    - default in the performance or breach of any other covenant or warranty of Harrah's Operating or Harrah's Entertainment in the indenture (other than a covenant or warranty that has been included in the indenture solely for the benefit of a series of debt securities other than that series), which default continues uncured for a period of 60 days after Harrah's Operating receives written notice from the trustee or Harrah's Operating and the trustee receive written notice from the holders of at least 25% in principal amount of the outstanding debt securities of that series as provided in the indenture;

    - certain events of bankruptcy, insolvency or reorganization;

    - the acceleration of the maturity of any indebtedness of Harrah's Operating (other than Non-recourse Indebtedness), at any one time, in an amount in excess of the greater of (i) $25 million and (ii) 5% of the Consolidated Net Tangible Assets, if such acceleration is not annulled within 30 days after Harrah's Operating receives written notice from the trustee and the holders of at least 25% in principal amount of the outstanding debt securities of the affected series; and

    - any other Event of Default provided with respect to debt securities of the series that is described in the applicable prospectus supplement.

    "Non-recourse Indebtedness" means indebtedness with terms providing that the lender's claim for repayment of that indebtedness is limited solely to a claim against the property that secures the indebtedness.

    "Consolidated Net Tangible Assets" means the total amount of assets (including investments in joint ventures) of Harrah's Operating and its subsidiaries (less applicable depreciation, amortization and other valuation reserves) after deducting therefrom:

    - all of Harrah's Operating's and its subsidiaries' current liabilities (excluding (i) the current portion of long-term indebtedness, (ii) intercompany liabilities and (iii) any liabilities which are by their terms renewable or extendable at the option of the obligor to a time more than 12 months from the time as of which the amount thereof is being computed); and

    - all goodwill, trade names, trademarks, patents, unamortized debt discount and any other like intangibles, all as set forth on the consolidated balance sheet of Harrah's Operating for the most recently completed fiscal quarter for which financial statements are available and computed in accordance with generally accepted accounting principles.

    If an Event of Default with respect to debt securities of any series (other than an Event or Default relating to certain events of bankruptcy, insolvency or reorganization) occurs and is continuing, either the trustee or the holders of at least 25% in principal amount of the outstanding debt securities of that series may, by a notice as provided in the indenture, declare the unpaid principal amount (or, if the debt securities of that series are discount securities, such lesser amount as may be specified in the terms of that series) of, and any accrued and unpaid interest on, all debt securities of that series to be due and payable immediately. However, at any time after a declaration of acceleration with respect to debt securities of any series has been made, but before the trustee obtains a judgment or decree based on that acceleration, the holders of a majority in principal amount of the outstanding debt securities of that series may, under certain circumstances, rescind and annul that acceleration. For information regarding waiver of defaults, see "Modification and Waiver" below.

    The indenture will provide that, subject to the trustee's duty to act with the required standard of care during an Event of Default, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request of any of the holders, unless such holders offer the trustee reasonable security or indemnity. Subject to certain provisions of the indenture, including those entitling the trustee to receive security and indemnification, the holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the debt securities of that series.

    The indenture requires that we furnish annually to the trustee a statement as to our performance of our obligations under the indenture and as to any default in such performance.

MODIFICATION AND WAIVER

    We generally may amend the indenture or the debt securities with the written consent of the holders of a majority in principal amount of the outstanding debt securities of each series affected by the amendment, with each series voting as a separate class. The holders of a majority in principal amount of the outstanding debt securities of any series may also waive our compliance in a particular instance with any provision of the indenture with respect to the debt securities of that series. We must obtain the consent of each holder of debt securities affected by a particular amendment or waiver, however, if such amendment or waiver:

    - reduces the percentage of the principal amount of debt securities whose holders must consent to an amendment or waiver;

    - reduces the rate of or changes the time for payment of interest (including default interest) on any debt security;

    - reduces the principal of or premium on, or changes the fixed maturity of, any debt security or reduces the amount of, or postpones the date fixed for, redemption or the payment of any sinking fund or analogous obligation with respect to any series of debt securities;

    - reduces the principal amount of discount securities payable upon acceleration of maturity;

    - makes the principal of or premium or interest on any debt security payable in currency other than that stated in the debt security;

    - makes any change to provisions of the indenture concerning waivers of defaults or Events of Default by holders or the rights of holders of debt securities to recover the principal of, premium or interest on those debt securities; or

    - waives a default in the payment of the principal of or interest on any debt security, except as otherwise provided in the indenture.

    We may amend the indenture or the debt securities without notice to or the consent of any holder of a debt security:

    - to cure any ambiguity, defect or inconsistency;

    - to comply with the indenture's provisions with respect to successor corporations;

    - to comply with any requirements of the Commission in connection with the qualification of the indenture under the Trust Indenture Act of 1939, as amended;

    - to provide for certificated or unregistered debt securities and to make all appropriate changes for such purpose;

    - to add to, change or eliminate any of the provisions of the indenture in respect of one of more series of debt securities, provided, however, that any such addition, change or elimination (A) (1) does not apply to any debt security of any series created prior to the execution of such amendment and entitled to the benefit of such provision, and (2) does not modify the rights of a holder of any such debt security with respect to such provision, or (B) becomes effective only when there is no outstanding debt security of any series created prior to such amendment and entitled to the benefit of such provision;

    - to make any change that does not adversely affect in any material respect the interest of any holder of a debt security; or

    - to establish additional series of debt securities as permitted by the indenture.

    The holders of a majority in principal amount of the outstanding debt securities of any series, by notice to the trustee, may waive any existing default or Event of Default and its consequences with respect to the debt securities of that series other than a default or Event of Default in the payment of the principal of or any interest on any debt security; PROVIDED, HOWEVER, that the holders of a majority in principal amount of the outstanding debt securities of any series may rescind an acceleration and its consequences, including any related payment default that resulted from the acceleration.

DEFEASANCE OF DEBT SECURITIES AND CERTAIN COVENANTS IN CERTAIN CIRCUMSTANCES

    DEFEASANCE AND DISCHARGE. The indenture provides that we may be discharged from any and all obligations in respect of the debt securities of any series (except for certain obligations to pay additional amounts, if any, upon the occurrence of certain tax, assessment or governmental charge events with respect to payments on such debt securities, to register the transfer or exchange of debt securities of such series, to replace stolen, lost or mutilated debt securities of such series, to maintain paying agencies and to hold money for payment in trust). We will be so discharged when we:

    - deposit with the trustee money and/or government obligations that, through the payment of interest and principal in accordance with their terms, will provide money in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants to pay each installment of principal, premium and interest on, and any mandatory sinking fund payments in respect of, the debt securities of that series on the dates such payments are due; and

    - deliver to the trustee an opinion of counsel or a ruling from the United States Internal Revenue Service (an "IRS Ruling"), in either case to the effect that holders of the debt securities of that series will not recognize income, gain or loss for United States federal income tax purposes as a result of the deposit, defeasance and discharge.

    DEFEASANCE OF CERTAIN COVENANTS. The indenture provides that, unless otherwise provided by the terms of the applicable series of debt securities, upon compliance with certain conditions:

    - we may omit to comply with certain restrictive covenants contained in the indenture (or, if provided for in the applicable prospectus supplement, any other restrictive covenant relating to any series of debt securities provided for in a resolution of the Board of Directors of Harrah's Operating or a supplemental indenture which, by its terms may be defeased pursuant to the terms of that series of debt securities), and

    - any omission to comply with such obligations will not constitute a default or Event of Default with respect to any debt securities of that series ("covenant defeasance").

The conditions require, among others, that we:

    - deposit with the trustee money and/or government obligations that, through the payment of interest and principal in respect thereof in accordance with their terms, will provide money in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants to pay each installment of principal, premium and interest on, and any mandatory sinking fund payments in respect of, the debt securities of that series on the dates such payments are due; and

    - deliver to the trustee an opinion of counsel or an IRS Ruling, in either case to the effect that holders of the debt securities of that series will not recognize income, gain or loss for United States federal income tax purposes as a result of the deposit, defeasance and discharge.

LIMITED LIABILITY OF CERTAIN PERSONS

    None of the past, present or future stockholders, incorporators, employee officers or directors, as such, of Harrah's Operating, Harrah's Entertainment or any of our affiliates or successor corporations shall have any personal liability in respect of our obligations under the indenture or the debt securities by reason of his, her or its status as such stockholder, incorporator, employee officer or director.

MANDATORY DISPOSITION PURSUANT TO GAMING LAWS

    Federal, state and local authorities in several jurisdictions regulate extensively our casino entertainment operations. The nature of such regulation is described in detail in "Business and Properties-- Governmental Regulation" in the 1997 Form 10-K of Harrah's Entertainment, which we have incorporated by reference herein. The gaming authority of any jurisdiction in which we or any of our subsidiaries conduct or propose to conduct gaming may require that a holder of the debt securities or the beneficial owner of the debt securities of a holder be licensed, qualified or found suitable under applicable gaming laws. Under the indenture, each person that holds or acquires beneficial ownership of any of the debt securities subject to the indenture shall be deemed to have agreed, by accepting such debt securities, that if any such gaming authority requires such person to be licensed, qualified or found suitable under applicable gaming laws, such holder or beneficial owner, as the case may be, shall apply for a license, qualification or a finding of suitability within the required time period.

    If a person required to apply or become licensed or qualified or be found suitable fails to do so, we shall have the right, at our election, (i) to require such person to dispose of its debt securities or beneficial interest therein within 30 days of receipt of notice of such election or such earlier date as may be requested or prescribed by such gaming authority or (ii) to redeem such debt securities at a redemption price equal to the lesser of (A) such person's cost or (B) 100% of the principal amount thereof, plus accrued and unpaid interest, if any, to the earlier of (x) the redemption date or (y) the date of the finding of unsuitability, which may be less than 30 days following the notice of redemption if so requested or prescribed by the applicable gaming authority. We will notify the trustee in writing of any such redemption as soon as practicable. We will not be responsible for any costs or expenses any such holder may incur in connection with its application for a license, qualification or a finding of suitability. Under the indenture, the trustee must report the names of the record holders of the debt securities to any gaming authority when required by law.

GOVERNING LAW

    The indenture and the debt securities will be governed by, and construed in accordance with, the internal laws of the state of New York.

                              PLAN OF DISTRIBUTION

    We may sell the debt securities to one or more underwriters for public offering and sale by them and also may sell the debt securities to investors directly or through agents. We will name any underwriter or agent involved in the offer and sale of debt securities in the applicable prospectus supplement. We have reserved the right to sell or exchange the debt securities directly to investors on our own behalf in those jurisdictions where and in such manner as we are authorized to do so. We may also exchange debt securities for outstanding securities of Harrah's Operating.

    We may distribute the debt securities from time to time in one or more transactions:

    - at a fixed price or prices, which may be changed;

    - at market prices prevailing at the time of sale;

    - at prices related to such prevailing market prices; or

    - at negotiated prices.

    We also may, from time to time, authorize dealers, acting as our agents, to offer and sell the debt securities upon the terms and conditions as are set forth in the applicable prospectus supplement. In connection with the sale of the debt securities, we, or the purchasers of debt securities for whom the underwriters may act as agents, may compensate underwriters in the form of discounts or commissions. Underwriters may sell the debt securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agent. Unless otherwise indicated in a prospectus supplement, an agent will be acting on a best efforts basis and a dealer will purchase the debt securities as a principal, and may then resell the debt securities at varying prices to be determined by the dealer.

    We will describe in the applicable prospectus supplement any compensation we pay to underwriters or agents in connection with the offering of debt securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers. Dealers and agents participating in the distribution of debt securities may be deemed to be underwriters, and any discounts and commissions received by them and any profit realized by them on resale of the debt securities may be deemed to be underwriting discounts and commissions. We may enter into agreements to indemnify underwriters, dealers and agents against certain civil liabilities, including liabilities under the Securities Act, and to reimburse these persons for certain expenses.

    To facilitate the offering of debt securities, certain persons participating in the offering may engage in transactions that stabilize, maintain, or otherwise affect the price of the debt securities. This may include over-allotments or short sales of the debt securities, which involves the sale by persons participating in the offering of more debt securities than we sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option. In addition, these persons may stabilize or maintain the price of the debt securities by bidding for or purchasing debt securities in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if debt securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the debt securities at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.

    Certain of the underwriters, dealers or agents and their associates may engage in transactions with and perform services for us in the ordinary course of business.

                                 LEGAL MATTERS

    Latham & Watkins of Los Angeles, California, and E. O. Robinson, Jr., our Senior Vice President and General Counsel, will issue opinions about certain legal matters with respect to the debt securities for Harrah's.

                                    EXPERTS

    The audited financial statements of Harrah's Entertainment appearing in Harrah's Entertainment's Annual Report on Form 10-K for the year ended December 31, 1997 have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports with respect thereto, and are incorporated herein by reference in reliance upon the authority of such firm as experts in giving said reports.

    The audited financial statements of Rio appearing in Rio's Annual Report on Form 10-K for the year ended December 31, 1997 have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports with respect thereto, and are incorporated herein by reference in reliance upon the authority of such firm as experts in giving said reports.

    The consolidated financial statements of Showboat, Inc. and subsidiaries as of December 31, 1997, and for each of the years in the three-year period ended December 31, 1997, appearing in the Showboat, Inc. Form 10-K for the year ended December 31, 1997, incorporated herein by reference, have been incorporated herein by reference in reliance upon the report of KPMG Peat Marwick LLP, independent certified public accountants, incorporated herein by reference, and upon the authority of such firm as experts in accounting and auditing.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

    All expenses other than the Commission's filing fees are estimated.

Commission registration fee.......................................  $ 208,500
Accountants' fees and expenses*...................................    100,000
Legal fees and expenses*..........................................    200,000
Rating agency fees*...............................................    210,000
Printing expenses*................................................    100,000
Trustee's and registrar's fees and expenses*......................     25,000
Miscellaneous*....................................................     50,000
                                                                    ---------
    Total.........................................................  $ 893,500
                                                                    ---------
                                                                    ---------

------------------------

*   Estimated

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

    Section 145 of the General Corporation Law of Delaware empowers Harrah's Entertainment and Harrah's Operations to indemnify, subject to the standards set forth therein, any person who is a party in any action in connection with any action, suit or proceeding brought or threatened by reason of the fact that the person was a director, officer, employee or agent of such company, or is or was serving as such with respect to another entity at the request of such company. The General Corporation Law of Delaware also provides that Harrah's Entertainment and Harrah's Operations may purchase insurance on behalf of any such director, officer, employee or agent.

    Article Tenth of the Certificate of Incorporation of Harrah's Entertainment provides for indemnification of the officers and directors of Harrah's Entertainment to the full extent permitted by the Delaware General Corporation Law.

    Article VI of the Bylaws of Harrah's Operating provides, in effect, for the indemnification by Harrah's Operating of each director and officer of Harrah's Operating to the fullest extent permitted by applicable law.

    Harrah's Entertainment has entered into Indemnification Agreements with its directors, executive officers and certain other officers. Generally, the Indemnification Agreements provide that Harrah's Entertainment will indemnify such persons against any and all expenses, judgments, fines, penalties and amounts paid in settlement (including all interest, assessments and other charges paid or payable in connection with or in respect to such expenses, judgments, fines, penalties or amounts paid in settlement) of any Claim by reason of (or arising in part out of) an Indemnifiable Event. "Claim" is defined as any threatened, pending or completed action, suit or proceeding or any inquiry or investigation, whether conducted by Harrah's Entertainment or any other party, that the indemnitee in good faith believes might lead to the institution of any such action, suit or proceeding, whether civil, criminal, administrative, investigative or other. "Indemnifiable Event" is defined as any event or occurrence related to the fact that indemnitee is or was a director, officer, employee, trustee, agent or fiduciary of Harrah's Entertainment, or is or was serving at the request of Harrah's Entertainment or a director, officer, employee, trustee, agent or fiduciary of another corporation, partnership, joint venture, employee benefit plan, trust or other enterprise, or by reason of anything done or not done by indemnitee in any such capacity. Notwithstanding the foregoing, (i) the obligations of Harrah's Entertainment shall be subject to the condition that the reviewing party (as defined) shall not have determined (in a written opinion, in any case in which special, independent counsel is involved) that indemnitee would not be permitted to be indemnified under applicable law, and (ii) the obligation of Harrah's Entertainment to make an expense advance shall be subject to the condition that, if, when and to the extent that the reviewing party determines that indemnitee would not be permitted to be so indemnified under applicable law, Harrah's Entertainment shall be entitled to be reimbursed by indemnitee (who has agreed to reimburse Harrah's Entertainment, for any amounts theretofore paid; provided, that if indemnitee has commenced legal proceedings in a court of competent jurisdiction to secure a determination that indemnitee should be indemnifed under applicable law, any determination made by the reviewing party that indemnitee would not be permitted to be indemnified under applicable law shall not be binding and indemnitee shall not be required to reimburse Harrah's Entertainment for any expense advance until a final judicial determination is made with respect thereto as to which all rights of appeal therefrom have been exhausted or lapsed).

    Harrah's Entertainment carries policies of insurance which cover the individual directors and officers of Harrah's Entertainment and its subsidiaries for legal liability and which would pay on behalf of Harrah's Entertainment for expenses of indemnifying directors and officers in accordance with Harrah's Entertainment's Certificate of Incorporation.

    Under the merger agreements pursuant to which Harrah's Entertainment acquired Showboat, Inc. and will acquire Rio Hotel & Casino, Inc., Harrah's Entertainment agreed to indemnify each person that served as a director and officer of Showboat and Rio prior to the merger against all liabilities arising out of the fact that such person was an officer or director of such entities to the full extent that would have been permitted under Nevada law and the articles of incorporation or bylaws of such entities. Harrah's Entertainment also agreed to maintain in effect for six years directors' and officers' liability insurance policies for each of the directors and officers of Showboat and Rio with coverage at least as favorable (subject to certain limitations) as the coverage provided to such persons prior to the merger of Showboat or Rio, as the case may be.

    Section 102(b)(7) of the Delaware General Corporation Law enables a Delaware corporation to provide in its certificate of incorporation for the elimination or limitation of the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. Any such provision cannot eliminate or limit a director's liability (1) for any breach of the director's duty of loyalty to the corporation or its stockholders;
(2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (3) under Section 174 of the Delaware General Corporation Law (which imposes liability on directors for unlawful payment of dividends or unlawful stock purchase or redemption); or (4) for any transaction from which the director derived an improper personal benefit. Article Thirteenth of the Harrah's Entertainment Certificate eliminates the liability of a director of Harrah's Entertainment to Harrah's Entertainment or its stockholders for monetary damages for breach of fiduciary duty as a director to the full extent permitted by the Delaware General Corporation Law.

ITEM 16.  EXHIBITS

   (1) Form of Underwriting Agreement*

  4(1) Indenture, dated as of December 18, 1998, by and among Harrah's Operating, as obligor, Harrah's Entertainment, as guarantor, and IBJ Schroder Bank
         & Trust Company, as trustee.

  4(2) Form of Debt Security.*

  5(1) Opinion of Latham & Watkins as to the legality of the securities being registered.

 12(1) Computation of Ratios.

 23(1) Consent of Latham & Watkins (included in Exhibit 5(1)).

 23(2) Consent of Arthur Andersen LLP.

 23(3) Consent of Arthur Andersen LLP.

 23(4) Consent of KPMG Peat Marwick LLP.

 24(1) Power of Attorney for Harrah's Operating (contained on Page II-4).

 24(2) Power of Attorney for Harrah's Entertainment (contained on Page II-5).

 25(1) Statement of Eligibility of Trustee on Form T-1.

------------------------

* To be filed by amendment or by a report on Form 8-K pursuant to Regulation S-K, Item 601(b).

ITEM 17.  UNDERTAKINGS

    (a) We hereby undertake:

        (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

            (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

            (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

           (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

PROVIDED, HOWEVER, the information required to be included in a post-effective amendment by paragraphs (a)(1)(i) and (a)(1)(ii) is contained in periodic reports filed with or furnished to the Commission by the Registrants pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

        (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    (b) We hereby undertake that, for purposes of determining any liability under the Securities Act of 1933, each filing of our annual reports pursuant to
Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrants of expenses incurred or paid by our directors, officers or controlling persons in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be govern

    (j) We hereby undertake to file an application for the purpose of determining the eligibility of the trustee to act under Subsection (a) of
Section 310 of the Trust Indenture Act (the "Act") in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Act.

                         HARRAH'S OPERATING SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Memphis, State of Tennessee on December 18, 1998.

                                HARRAH'S OPERATING COMPANY, INC.

Dated: December 18, 1998        By   /s/ PHILIP G. SATRE
                                     -----------------------------------------
                                     Philip G. Satre
                                     CHAIRMAN, PRESIDENT AND CHIEF EXECUTIVE
                                     OFFICER

                               POWER OF ATTORNEY

    KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints Philip G. Satre and E. O. Robinson, Jr. and each of them, each of whom may act without joinder of the other, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all pre- and post-effective amendments to this Registration Statement or any registration statement for the same offering that is to be effective upon filing pursuant to 462(b) under the Securities Act, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby

    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

          SIGNATURE                       TITLE                    DATE
------------------------------  --------------------------  -------------------

                                 Chairman, President and
     /s/ PHILIP G. SATRE          Chief Executive Officer    December 18, 1998
------------------------------
       Philip G. Satre

                                       Director and
      /s/ COLIN V. REED          Chief Financial Officer     December 18, 1998
------------------------------
        Colin V. Reed

     /s/ GARY W. LOVEMAN                 Director            December 18, 1998
------------------------------
       Gary W. Loveman

                                 Controller and Principal
     /s/ JUDY T. WORMSER             Accounting Officer      December 18, 1998
------------------------------
       Judy T. Wormser

                       HARRAH'S ENTERTAINMENT SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Memphis, State of Tennessee on December 18, 1998.

                                HARRAH'S ENTERTAINMENT, INC.

Dated: December 18, 1998        By   /s/ PHILIP G. SATRE
                                     -----------------------------------------
                                     Philip G. Satre
                                     CHAIRMAN, PRESIDENT AND CHIEF EXECUTIVE
                                     OFFICER

                               POWER OF ATTORNEY

    KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints Philip G. Satre and E. O. Robinson, Jr. and each of them, each whom may act without joinder of the other, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all pre- and post-effective amendments to this Registration Statement or any registration statement for the same offering that is to be effective upon filing pursuant to 462(b) under the Securities Act, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, and each of them, or the substitute or substitutes of any or all of them, may lawfully do or cause to be done by virtue hereof

    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

          SIGNATURE                       TITLE                    DATE
------------------------------  --------------------------  -------------------

   /s/ SUSAN CLARK-JOHNSON               Director            December 18, 1998
------------------------------
     Susan Clark-Johnson

     /s/ JAMES B. FARLEY                 Director            December 18, 1998
------------------------------
       James B. Farley

      /s/ JOE M. HENSON                  Director            December 18, 1998
------------------------------
        Joe M. Henson

        /s/ RALPH HORN                   Director            December 18, 1998
------------------------------
          Ralph Horn

          SIGNATURE                       TITLE                    DATE
------------------------------  --------------------------  -------------------

                                         Director            December 18, 1998
------------------------------
    J. Kell Houssels, III

                                         Director            December 18, 1998
------------------------------
        R. Brad Martin

                                       Director and
      /s/ COLIN V. REED          Chief Financial Officer     December 18, 1998
------------------------------
        Colin V. Reed

     /s/ WALTER J. SALMON                Director            December 18, 1998
------------------------------
       Walter J. Salmon

                                 Chairman, President and
     /s/ PHILIP G. SATRE          Chief Executive Officer    December 18, 1998
------------------------------
       Philip G. Satre

      /s/ BOAKE A. SELLS                 Director            December 18, 1998
------------------------------
        Boake A. Sells

    /s/ EDDIE N. WILLIAMS                Director            December 18, 1998
------------------------------
      Eddie N. Williams

                                 Controller and Principal
     /s/ JUDY T. WORMSER             Accounting Officer      December 18, 1998
------------------------------
       Judy T. Wormser

                                 EXHIBIT INDEX

  EXHIBIT
  NUMBER     DESCRIPTION
-----------  --------------------------------------------------------------------------------------------------------
      1(1)   Form of Underwriting Agreement.*

      4(1)   Indenture, dated as of December 18, 1998, by and among Harrah's Operating, as obligor, Harrah's
               Entertainment, as guarantor, and IBJ Schroder Bank & Trust Company, as trustee.

      4(2)   Form of Debt Security.*

      5(1)   Opinion of Latham & Watkins as to the legality of the securities being registered.

     12(1)   Computation of Ratios.

     23(1)   Consent of Latham & Watkins (included in Exhibit 5.1).

     23(2)   Consent of Arthur Andersen LLP.

     23(3)   Consent of Arthur Andersen LLP.

     23(4)   Consent of KPMG Peat Marwick LLP.

     24(1)   Power of Attorney for Harrah's Operating (contained on Page II-4).

     24(2)   Power of Attorney for Harrah's Entertainment (contained on Page II-5).

     25(1)   Statement of Eligibility of Trustee on Form T-1.

------------------------

 * To be filed by amendment or by a report on Form 8-K pursuant to Regulation S-K, Item 601(b).